EXHIBIT 10.10

AMENDMENT NUMBER ONE TO THE

ROCK-TENN COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003)

Pursuant to the power reserved in § 8 of the Rock-Tenn Company Supplemental Executive Retirement Plan (“Plan”), the Committee hereby amends the Plan, effective as of January 1, 2004 (unless otherwise herein stated), as follows:

§ 1.

By adding a new § 2.26, Benefit Service, to read as follows:

2.26. Benefit Service. The term “Benefit Service” shall mean the Participant’s years of service used to calculate his or her SERP III benefit which is equal to the sum of his or her Vesting Service plus three (3) more years of service.

§ 2.

By amending § 3.1(d), SERP III Benefit, to read as follows:

(d) SERP III Benefit.

(1) General Rule. If a Participant is designated as eligible for a SERP III Benefit, his or her SERP Benefit shall equal the excess, if any, of (A) over (B) where

(A) equals 3.5833% of his or her Final Average Compensation multiplied by the number of his or her years of Benefit Service (up to a maximum of 15 years of Benefit Service), and

(B) equals the sum of (1) his or her Social Security Benefit, (2) the benefits actually payable to, or on behalf of, the Participant under the Pension Plan, (3) the Actuarial Equivalent of the benefits payable to, or on behalf of, the Participant from his or her matching account under the 40l(k) Plan and (4) the Actuarial Equivalent of the benefits payable to, or on behalf of, the Participant attributable to the credits to his or her employer credit account under the Supplemental Plan.

(2) Change in Control. In the event of a Change in Control, a Participant’s benefit under this § 3.1(d) shall be determined based on his or her Benefit Service as of the Change in Control Date if he or she is under age 60 on such date. However, if such Participant is age 60 or older as of the Change in Control Date, he or she will be deemed to have 15 years of Benefit Service for purposes of determining his or her benefit on the Change in Control Date.

§ 3.

By amending § 3.2, Vested Benefit, to read as follows:

3.2 Vested Benefit. If a Participant is not fully vested in his or her accrued benefit under the Pension Plan (based on the actual number of years of vesting service he or she has completed under the Pension Plan) on his or her Employment Termination Date, he or she shall forfeit his or her benefit under this SERP.

§ 4.

Except as hereinabove amended and modified, the Plan as amended and restated effective as of January 1, 2003 shall remain in full force and effect.

IN WITNESS WHEREOF, based on a resolution adopted by the Committee, Rock-Tenn Company has caused this Amendment Number One to be executed by its duly authorized officer this 25th day of February, 2004.

ROCK-TENN COMPANY

By:	/s/ Steven C. Voorhees
Title:	EVP/CFO